Exhibit 10.2

GUARANTY

THIS GUARANTY, dated as of July 17, 2013 (as amended, modified, or supplemented from time to time, this “Guaranty”), is made by the undersigned (each a, “Guarantor” and together with any other entity that becomes a party hereto pursuant to Section 23 hereof, collectively, the “Guarantors”) to and for the benefit of the “Credit Parties” (as defined herein). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Spirit Realty, L.P. (“Borrower”), various financial institutions as are or may become parties thereto (“Lenders”), as Lenders, and Deutsche Bank AG New York Branch, as administrative agent (“Administrative Agent”), and together with the Issuer, the Lenders and their subsequent successors and assigns (the “Credit Parties”) have entered into a Credit Agreement, dated as of July 17, 2013 (as amended, modified, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, each Guarantor is a parent of Borrower;

WHEREAS, it is a condition to the extensions of credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain material direct and indirect benefits from the extensions of credit to Borrower under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Credit Parties and hereby covenants and agrees with each Credit Party as follows:

1.	Each Guarantor hereby absolutely irrevocably and unconditionally, and jointly and severally, guarantees:

(a) to the Credit Parties the full, prompt and unconditional payment when due (whether at the stated maturity, by acceleration or otherwise) of (i) the principal of and interest on the Notes issued to, the Loans made to (including any Loans made pursuant to an Additional Revolving Loan Commitment), and the issued Letters of Credit for the account of, Borrower under the Credit Agreement; provided that, with respect to the issued Letters of Credit, expired, terminated, cash collateralized, backstopped by an entity acceptable to Administrative Agent in its reasonable discretion or issued Letters of

Credit that are converted into letters of credit deemed issued under other credit facilities in a manner satisfactory to the Administrative Agent shall be excluded and (ii) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time and any successor statute or statutes (the “Bankruptcy Code”), would become due) and liabilities owing by Borrower to the Credit Parties under the Credit Agreement and the Loan Documents referred to therein (including, without limitation, indemnities, fees, and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document, and the due performance and compliance with the terms of the Loan Documents (all such principal, interest, liabilities, and obligations, the “Guaranteed Obligations”).

This Guaranty shall constitute a guaranty of payment, and not of collection and upon any failure of Borrower to pay the Guaranteed Obligations, the Credit Parties may, at their option, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount of the liability to pay the Guaranteed Obligations hereunder or any portion thereof, without proceeding against Borrower or any other Person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the collateral for the Loans.

2.

Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by Borrower upon the occurrence in respect of Borrower of any of the events specified in Section 8.1.9 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Credit Parties, on demand, in lawful money of the United States.

3.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of Borrower whether executed by such Guarantor, any other Guarantor, Borrower, or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination, or increase, decrease, or change in personnel by Borrower, or (e) any payment made to any Credit Party on the indebtedness which any Credit Party repays to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

4.	The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or Borrower and whether or not any other Guarantor or Borrower be joined in any such action or actions.

5.

Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives notices of the existence, creation, or incurring of additional Indebtedness, promptness, diligence, presentment, demand for performance, notice of non-performance, demand of payment, notice of intention to accelerate, notice of acceleration, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by Administrative Agent or any other Credit Party against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of Borrower).

6.

Any Credit Party may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place, or terms of payment of, and/or change or extend the time of payment of, renew, or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, or altered;

(b) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against Borrower, any other guarantor, or others or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of such Borrower (other than the Credit Parties);

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Credit Parties regardless of what liabilities of such Borrower remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify, or supplement any of the Loan Documents or any of such other instruments or agreements; and/or

(g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

7.

No invalidity, irregularity, or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair, or be a defense to this Guaranty, and this Guaranty shall be primary, absolute, and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or Guarantor except payment in full of the Guaranteed Obligations.

8.

This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Credit Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Credit Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Credit Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Credit Party to inquire into the capacity or powers of Borrower or any of its Subsidiaries or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9.

Any Indebtedness of Borrower to Guarantor, excluding Indebtedness arising in the ordinary course of business in connection with a centralized cash management system used by Borrower and some or all of its Affiliates, now or hereafter existing, including, without limitation, any rights to subrogation which Guarantor may have as a result of any payment by Guarantor under this Guaranty, together with any interest thereon, shall be, and such Indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Guaranteed Obligations. Until payment in full of the Guaranteed Obligations, including interest accruing on the Notes after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally, Guarantor agrees not to accept any payment or satisfaction of any kind of Indebtedness of Borrower to Guarantor (other than the Indebtedness excluded in the preceding sentence) and hereby assigns such Indebtedness to the Administrative Agent, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

10.	Each Guarantor:

(a) hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Credit Parties to: (i) proceed against Borrower, any other Guarantor, or any other party; (ii) proceed against or exhaust any security held from Borrower, any other Guarantor, or any other party; or (iii) pursue any other remedy in the Credit Parties’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of Borrower, any other Guarantor, or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, any other Guarantor, or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Guaranteed Obligations of Borrower. The Credit Parties may, at their election, foreclose on any security held by the Administrative Agent or the other Credit Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Credit Parties may have against Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full or otherwise satisfied. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and/or any other Credit Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Borrower, any other Guarantor, or any other party or any security.

(b) assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks which any Guarantor assumes and incurs hereunder, and agrees that the Credit Parties shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

11.

If and to the extent that any Guarantor makes any payment to any Credit Party or to any other Person pursuant to or in respect of this Guaranty, then any claim which such Guarantor may have against Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Credit Party. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

12.

Each Guarantor covenants and agrees that on and after the date hereof and until the Commitments under the Credit Agreement have been terminated and all Guaranteed Obligations have been paid in full or otherwise satisfied, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

13.

Each Guarantor hereby jointly and severally agrees to pay, to the extent not paid by Borrower pursuant to Section 10.3 of the Credit Agreement, all out of pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Credit Party in connection with the enforcement of this Guaranty or the collection of the Guaranteed Obligations and in connection with any amendment, waiver or consent relating to this Guaranty.

14.

This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Credit Parties and their successors and assigns to the extent permitted under the Credit Agreement.

15.

Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by Section 10.1 of the Credit Agreement, Administrative Agent and each Lender, as the case may be) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). In the event that any Guarantor is released from the Guaranteed Obligations hereunder pursuant to Section 7.1.7 of the Credit Agreement or in connection with a Disposition or refinancing that is otherwise permitted pursuant to the terms of the Credit Agreement, the Administrative Agent, at the request and expense of such Guarantor, shall execute and deliver an instrument acknowledging such Guarantor’s release from this Guaranty.

16.

Each Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17.	In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Credit Party is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Credit Party to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Credit Party under this Guaranty, irrespective of whether or not such Credit Party shall have made any demand hereunder; provided that said obligations, liabilities, deposits, or claims, or any of them, shall be then due and owing. Each Credit Party agrees to promptly notify the relevant Guarantor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

18.

All notices, requests, demands, or other communications provided for hereunder made in writing (including communications by facsimile transmission) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand, or other communication is required or permitted to be given or made under this Guaranty, addressed to such party (i) in the case of any Credit Party, as provided in the Credit Agreement and (ii) in the case of each Guarantor, at its address set forth in Schedule I to this Guaranty.

19.

Each Guarantor hereby agrees that if at any time all or any part of any payment at any time received by a Credit Party from the Borrower under any of the Notes or other Loan Documents or from any Guarantor under or with respect to this Guaranty is or must be rescinded or returned by such Credit Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any such Guarantor), then each Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such Credit Party, and each Guarantor’s obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to the Credit Party had never been made. In addition, if any court of competent jurisdiction determines that the incurrence by any Guarantor of its obligations under this Guaranty or the payment by a Guarantor of its obligations hereunder is or would be voidable as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code, any analogous state law, or any other law relating to debtor protection or creditors’ rights, the obligation of that Guarantor hereunder shall automatically be reduced to the maximum amount (if any) of the obligation that the Guarantor could incur or pay without such incurrence or payment being subject to avoidance as a fraudulent transfer or conveyance. Each Guarantor’s obligations hereunder shall not exceed its tangible net worth.

20.	(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK. THE PARTIES HERETO, IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, AND HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ANY OTHER JURISDICTION TO WHICH THEY MAY BE ENTITLED TO BY VIRTUE OF THEIR PRESENT OR FUTURE DOMICILE OR OTHERWISE.

(b) JURY TRIAL WAIVER. EACH GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EACH GUARANTOR IN CONNECTION HEREWITH OR THEREWITH. EACH GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS, AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

(c) MARSHALING. EACH GUARANTOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALING OF BORROWER’S ASSETS OR TO CAUSE ANY CREDIT PARTY TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST BORROWER OR TO PROCEED AGAINST GUARANTOR IN ANY PARTICULAR ORDER. EACH GUARANTOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. EACH GUARANTOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO SUCH GUARANTOR.

(d) Special California Waivers. In the event that (and only in the event that) any court of competent jurisdiction determines that the laws of the State of California are applicable in any respect to the interpretation or enforcement of all or any portion this Agreement then the terms and provisions of this subsection (d) shall apply.

(i)	To the extent permitted by law, each Guarantor hereby waives and agrees not to assert or take advantage of:

(1)

Any defense based upon any Lender’s election of any remedy against a Guarantor, including, without limitation, the defense to enforcement of this Agreement (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Guarantors would have by virtue of an election by any Lender to conduct a non-judicial foreclosure sale of the Property, it being understood by each Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against the Borrower, and, as a consequence, will destroy all rights which Guarantors would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against the Borrower and to recover any such amount, and that a Lender could be otherwise estopped from pursuing Guarantors for a deficiency judgment after a non-judicial foreclosure sale on the theory that a obligor should be exonerated if a lender elects a remedy that eliminates the obligor’s subrogation, reimbursement or contribution rights;

(2)

Any rights under California Code of Civil Procedure Sections 580a and 726(b), which provide, among other things: that a creditor must file a complaint for deficiency within three (3) months of a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable; that a fair market value hearing must be held; and that the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the sale price of the security; and

(3)

Without limiting the generality of the foregoing or any other provision hereof, Guarantors expressly waive any and all benefits which might otherwise be available to Guarantors under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

(e) Waiver Pursuant to California Civil Code Section 2856. In addition to all the other waivers agreed to and made by Guarantors as set forth in this Guaranty, and pursuant to the provisions of California Civil Code Section 2856, each Guarantor hereby waives all rights and defenses that such Guarantor may have because the debtor’s debt is secured directly or indirectly by real property. This means, among other things:

(i)	The creditor may collect from Guarantors without first foreclosing on any real or personal property collateral pledged by the debtor.

(ii)	If the creditor forecloses on any collateral pledged by the debtor that is in the form of interests in real property:

(1)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(2)	The creditor may collect from Guarantors even if the creditor, by foreclosing on the collateral, has destroyed any right Guarantors may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have because the debtor’s debt is secured directly or indirectly by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor further hereby waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

21.

The Credit Parties agree that this Guaranty may be enforced only by the action of Administrative Agent acting upon the instructions of the Required Lenders and until the Credit Agreement is terminated, no other Credit Party shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by Administrative Agent for the benefit of the Credit Parties upon the terms of this Guaranty.

22.

This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

23.	It is understood and agreed that any Subsidiary of Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing a counterpart hereof and delivering the same to Administrative Agent.

24.

THIS GUARANTY AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

25.

Except with respect to Section 19 hereof, upon repayment in full of the Guaranteed Obligations or if the Guaranteed Obligations are otherwise deemed satisfied, this Guaranty shall automatically terminate and cease to be of any further force or effect.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

SPIRIT REALTY CAPITAL, INC., a Maryland corporation

By:
Name:
Title:

SPIRIT GENERAL OP HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title: